EXHIBIT 10.45

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT to that certain Offer of Employment dated as of December 23, 2005 (the “Employment Agreement”) by and between Consumer Programs Incorporated (the “Company”) and KEITH LAAKKO (the “Executive”) is entered into as of this 30th day of December, 2008.

WHEREAS, the Company and Executive desire to amend the terms of the Executive’s Employment Agreement to conform the payments due upon separation of employment to the terms applicable to other executives of the Company;

NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the Company and Executive hereby agree to amend the Employment Agreement as follows:

1.
Paragraph 5 shall be amended to read as follows:

Termination and Severance:  If your employment is terminated by the Company without Cause, you will be entitled to a severance amount equal to one year’s base salary provided you execute and deliver a release of all claims arising from or related to your employment and the termination of your employment in a form satisfactory to the Company.  Your severance amount will be payable in a lump sum upon receipt of your signed release of the Company.  If your employment is terminated at any time for Cause, you will be entitled to no benefits, except as provided by law or under the specific terms of the Company’s benefit programs in which you are then participating.  “Cause” as used herein shall mean any of the following acts by or other circumstances regarding the employee: (i) an act committed, after the date of this Agreement, in bad faith and to the detriment of the Company or any of its affiliates, (ii) refusal or failure to act in substantial accordance with any written material direction or order of the Company, (iii) repeated unfitness or unavailability for service, disregard of the Company’s rules or policies after reasonable notice and opportunity to cure, or misconduct, but not incapacity, (iv) entry of a final order of judgment affirming the conviction of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person, (v) any breach or threatened breach by the employee of Sections 6, 7, 8 or 9 of this Agreement, or (vi) material breach or violation of any other provision of this Agreement or of any other contractual obligation to the Company or any of its affiliates.

2.	Unless otherwise defined in this Amendment, the defined terms used herein shall have the meanings ascribed to them in the Employment Agreement.

3.	The Employment Agreement, as modified by this First Amendment, is hereby ratified and affirmed.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Employment Agreement as of the date first written above.

CONSUMER PROGRAMS INCORPORATED

By:      /s/Renato Cataldo
___________________________________
Renato Cataldo, Chief Executive Officer

/s/Keith W. Laakklo
__________________________________
Executive